Exhibit 99.1

SCOUTCAM ANNOUNCES CORPORATE REBRANDING, WILL CHANGE NAME TO “ OdysightAI “

New name and brand reflect Company’s strategic transformation into a leading global provider of innovative, custom-tailored visualization solutions to organizations across multiple industries

OMER, June 8, 2023 – ScoutCam (OTCQB: SCTC) today unveiled a new name and logo as part of an extensive corporate rebranding initiative, saying its name change has been filed and approved by the State of Nevada. The Company, which has operated as ScoutCam since 2019, has rebranded and changed its name to “Odysight.ai”. The name “Odysight.ai” reflects the Company’s significant transformation into a leading global provider of critical system, visualization monitoring technology for the aviation, transportation, energy, and Industry 4.0 markets, relying in part on the artificial intelligence (“AI”) capabilities the Company developed during its ongoing “odyssey” towards excellence. Odysight.ai technological solutions allow our customers to see where others do not and perceive where others cannot.

“From custom visualization solutions to visual sensing, video analytics and PHM insights, we are a company built on years of innovation and high-end proprietary technologies. The high-quality PdM and CBM products we develop and utilize daily are helping some of the world’s most essential industries address the emerging challenges of tomorrow,” said Yehu Ofer, CEO. “We are the same company, leadership and team of dedicated employees. However, our transition to the Odysight.ai name and brand will more clearly represent who we are and what we want to achieve – enabling our customers to perfect their performance and become leaders in their fields by providing them with unique video-based sensors, embedded software, and cloud based video analytics and AI algorithms for PdM.”

The Company’s transition to the Odysight.ai name and brand identity is targeted to be completed in Q2 2023. Initial elements of the Odysight.ai brand evolution include a new logo design inspired by the versatility of the Company’s unique technology and a fresh, modern color palette. In connection with the name change, the Company has requested that its trading symbol be changed.

Both US and IL subsidiary names will be changed to Odysight.ai respectively.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.scoutcam.com/ or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the impact of the Company’s new name and brand identity. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Tanya Yosef, CFO

tanya.yosef@scoutcam.com

Tel: +972 (73) 370 469

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654